                               POWER OF ATTORNEY

     The undersigned hereby appoints Todd Molz, Richard Ting, Emily Alexander,
Lisa Arakaki, Brian Beck, Martin Boskovich and Jeffrey Joseph, and any of them acting alone, the attorneys-in-fact (collectively, the "Attorneys-in-Fact" and individually an "Attorney-in-Fact") of the undersigned for the purpose of executing in the undersigned's name, in the undersigned's individual capacity or in any other capacity, including, without limitation, as applicable, in the undersigned's capacity as a director, officer, principal, member or partner of or in other capacities with Oaktree Capital Group, LLC, a Delaware limited liability company ("OCG"), Oaktree Capital Group Holdings GP, LLC, a Delaware
limited liability company ("OCGH GP"), or Oaktree Capital Group Holdings, L.P.
("OCGH"), a Delaware limited partnership, to comply with the U.S. Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Securities
Act of 1933, as amended (the "Securities Act"), and any requirements of the U.S.
Securities and Exchange Commission (the "SEC") in respect thereof, (i) all documents, certificates, instruments, notices, statements, agreements and other filings relating to the ownership, beneficial or otherwise, of securities of
OCG, OCGH GP, OCGH or any of their subsidiaries or affiliates ("documents") that the undersigned may be required to file pursuant to Section 13(d), Section 13(f)
or Section 16(a) of the Exchange Act, including, without limitation, any report or statement on Schedule 13D, Schedule 13G, Form 13F, Form 3, Form 4 or Form 5,
or any amendment thereto; (ii) any report or notice required under Rule 144 of the Securities Act, including, without limitation, Form 144, or any amendment thereto; and (iii) any and all other documents that may be necessary or appropriate in connection with or in furtherance of any of the foregoing, including, without limitation, Form ID, or any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required pursuant to Section 13(d) or Section 16(a) of the Exchange Act or any rule or regulation of the SEC, such power and authority to extend to any form or forms adopted by the SEC in lieu of or in addition to any of the foregoing; in each case, as determined by such Attorney-in-Fact to be necessary or appropriate. Any such determination shall be conclusively evidenced by such Attorney-in-Fact's execution, delivery, furnishing and/or filing of the applicable document.

     All past acts of the Attorneys-in-Fact in furtherance of the foregoing are hereby ratified and confirmed.

     This power of attorney shall remain in effect from the date hereof until the date revoked by the undersigned in a signed writing delivered to the
Attorneys-in-Fact, and this power of attorney does not revoke or replace any other power of attorney that the undersigned has previously granted.

     IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of July, 2012.

                                         /s/ Marna C. Whittington
                                         ---------------------------------------
                                         Name: Marna C. Whittington